As filed with the Securities and Exchange Commission on March 24, 2006
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAVISITE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2137443
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

400 Minuteman Road, Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2003 Stock Incentive Plan, as amended
(Full Title of the Plan)
Monique Cormier, Esq.
General Counsel and Secretary
NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts 01810
(Name and Address of Agent for Service)
(978) 682-8300
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Thomas B. Rosedale, Esq.
BRL Law Group LLC
31 St. James Avenue, Suite 850
Boston, Massachusetts 02116
(617) 399-6931
CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
		Maximum		Maximum
	Amount	Offering		Aggregate		Amount of
	to be	Price		Offering		Registration
Title of Securities to be Registered	Registered	Per Share		Price		Fee
Common Stock, $.01 par value	4,527,500 shares	$2.12	(1)	$9,598,300	(1)	$1,027.02

		Proposed		Proposed
		Maximum		Maximum
	Amount	Offering		Aggregate		Amount of
	to be	Price		Offering		Registration
Title of Securities to be Registered	Registered	Per Share		Price		Fee
	235,000 shares	$1.45	(2)	$340,750	(2)	$36.46
	61,000 shares	$1.44	(2)	$87,840	(2)	$9.40
	134,500 shares	$1.44	(2)	$193,680	(2)	$20.72
	32,000 shares	$1.85	(2)	$59,200	(2)	$6.33
	10,000 shares	$1.66	(2)	$16,600	(2)	$1.78
Total:	5,000,000 shares			$10,296,370		$1,101.71

(1)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on March 17, 2006 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

(2)	All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-5 Opinion of BRL Law Group LLC
Ex-23.2 Consent of KPMG LLP

Statement of Incorporation by Reference:
     In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-111165) filed by the Registrant on December 15, 2003 and the Registration Statement on Form S-8 (File No. 333-117545) filed by the Registrant on July 21, 2004, relating to the Registrant’s Amended and Restated 2003 Stock Incentive Plan, as amended (the “Plan”), except as to the item set forth below. This Registration Statement provides for the registration of an additional 5,000,000 shares under the Plan.
Item 8.      Exhibits
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on March 24, 2006.

NAVISITE, INC.
By:	/s/ Arthur P. Becker
Arthur P. Becker
Chief Executive Officer and President

POWER OF ATTORNEY
     We, the undersigned officers and directors of NaviSite, Inc., hereby severally constitute Arthur P. Becker, John J. Gavin, Jr. and Monique Cormier, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable NaviSite, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 24, 2006.

Signature	Title

/s/ Andrew Ruhan Andrew Ruhan	Chairman of the Board of Directors

/s/ Arthur P. Becker Arthur P. Becker	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John J. Gavin, Jr. John J. Gavin, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Gabriel Ruhan Gabriel Ruhan	Director

/s/ James H. Dennedy James H. Dennedy	Director

/s/ Thomas R. Evans Thomas R. Evans	Director

/s/ Larry W. Schwartz Larry W. Schwartz	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999 (File No. 000-27597).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of January 4, 2003, is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003 (File No. 000-27597).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of January 7, 2003 is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2003 (File No. 000-27597).

4.4	Amended and Restated By-Laws is incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999 (File No. 000-27597).

4.5	Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-83501).

5	Opinion of BRL Law Group LLC.

23.1	Consent of BRL Law Group LLC (included in Exhibit 5).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included in the signature pages of this Registration Statement).

99.1	NaviSite, Inc. Amended and Restated 2003 Stock Incentive Plan is incorporated herein by reference to Appendix II to the Registrant’s Definitive Schedule 14C filed January 5, 2005 (File No. 000-27597).

99.2	Amendment No. 1 to NaviSite, Inc. Amended and Restated 2003 Stock Incentive Plan is incorporated herein by reference to Appendix II to the Registrant’s Definitive Schedule 14C filed January 5, 2005 (File No. 000-27597).

99.3	Amendment No. 2 to NaviSite, Inc. Amended and Restated 2003 Stock Incentive Plan is incorporated herein by reference to Appendix II to the Registrant’s Definitive Schedule 14C filed March 14, 2006 (File No. 000-27597).